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                                                                      EXHIBIT 12

                                 NABISCO, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY IN THE COVERAGE OF
                 FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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
                                                                                                 NINE MONTHS
                                                                                                    ENDED
                                                                                             SEPTEMBER 30, 1996
                                                                                            ---------------------
Earnings before fixed charges:
  Net (loss)..............................................................................        $     (93)
  Provision (benefit) for income taxes....................................................               17
                                                                                                     ------
  Income (loss) before income taxes.......................................................              (76)
  Interest and debt expense...............................................................              248
  Interest portion of rental expense......................................................               18
                                                                                                     ------
Earnings before fixed charges.............................................................        $     190
                                                                                                     ------
                                                                                                     ------
Fixed charges:
  Interest and debt expense...............................................................        $     248
  Interest portion of rental expense......................................................               18
  Capitalized interest....................................................................               11
                                                                                                     ------
     Total fixed charges..................................................................        $     277
                                                                                                     ------
                                                                                                     ------
Deficiency in the coverage of fixed charges by earnings before fixed charges..............        $     (87)
                                                                                                     ------
                                                                                                     ------
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